UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2015

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2015, McEwen Mining Inc. (the “Company”) issued a press release announcing the appointment of Robert R. McEwen as Interim Chief Financial Officer of the Company, effective immediately. In this role, Mr. McEwen will serve as the Company’s interim principal financial officer and interim principal accounting officer. A copy of the press release is attached to this report as Exhibit 99.1

Mr. McEwen, age 65, has served as the Company’s Chairman and Chief Executive Officer since August 2005. There are no arrangements or understandings between Mr. McEwen and any other person pursuant to which he was selected as Interim Chief Financial Officer, nor are there any family relationships between Mr. McEwen and any of the Company’s directors or officers. No new compensatory arrangements were entered into with Mr. McEwen in connection with his appointment as Interim Chief Financial Officer. Mr. McEwen has no material interests in any transactions, relationships, or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Company continues its effort to identify and hire a permanent Chief Financial Officer.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits. The following exhibits are furnished with this report:

99.1                        Press release, dated November 6, 2015

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: November 6, 2015	By:	/s/ Robert R. McEwen
Robert R. McEwen, Chairman and Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

99.1	Press release, dated November 6, 2015